Exhibit 99.1

    The Middleby Corporation Reports Record First Quarter Results

    ELGIN, Ill.--(BUSINESS WIRE)--May 8, 2006--The Middleby Corporation (NASDAQ:MIDD), a leading worldwide manufacturer of restaurant and foodservice cooking equipment, today reported record sales and earnings for the first quarter ended April 1, 2006. Net earnings for the first quarter were $8,051,000 or $0.97 per share on net sales of $96,749,000 as compared to the prior year first quarter net earnings of $6,348,000 or $0.79 per share on net sales of $74,889,000.

    First Quarter Financial Highlights

    -- Net sales rose 29.2% in the first quarter. The net sales increase in the first quarter reflects the impact of the acquisition of Alkar Holdings, Inc. ("Alkar") completed in December 2005, which accounted for 18.3% of sales growth for the quarter. Excluding the Alkar acquisition, sales rose 10.9% in the first quarter, reflecting the impact of new product sales and continued growth in restaurant chain business.

    -- Gross margin increased to 36.7% for the first quarter as compared to 36.1% in the prior year quarter. The improvement in the gross margin rate from the prior year quarter reflects production efficiencies associated with higher sales volumes, higher margins on new product sales and improved margins at Nu-Vu Foodservice Systems, reflecting the benefit of integration efforts completed subsequent to its acquisition in January 2005. The gross margin improvements were offset in part by lower gross margins associated with the newly acquired Alkar operations.

    -- Operating income increased by 26.2% to $15,148,000 from $12,003,000, reflecting the benefit of increased sales and gross margins. Operating income for the quarter included approximately $200,000 of costs associated with acquisition integration initiatives pertaining to Alkar. Operating income also included $302,000 of intangible amortization associated with Alkar.

    -- The company began expensing stock options during the first quarter of 2006 as a result of the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(r):
        "Accounting for Stock Based Compensation", resulting in an increase to general and administrative expenses of $240,000 and a reduction to net earnings of $169,000 or $0.02 per share. No such expense was recorded in the first quarter of 2005.

    "In the first quarter, we continued to realize sales growth, reflecting an increase in business with restaurant chains, both domestically and internationally, and continued market penetration of recent product introductions," said Chairman and Chief Executive Officer, Selim A. Bassoul. "We continue to focus heavily on the development and introduction of new product innovations focused on speed of cooking, energy savings, and automation. As previously announced, we recently introduced the Middleby Marshall "WOW" conveyor oven, which is more than 25% faster and 40% more energy efficient than conveyor ovens we manufactured seven years ago. We are also proud to have recently received the 2006 Kitchen Innovation Award from the National Restaurant Association for the new Rhapsody combination proofing and baking oven developed at Nu-Vu Foodservice Systems, which is anticipated to be introduced in the second half of this year."
    "We are delighted with the rapid integration of Nu-Vu Foodservice Systems, which was acquired in January 2005. Mr. Bassoul continued, "We are also very pleased with the progress made in the integration of Alkar, a leading manufacturer of cooking equipment for the food processing industry acquired in December 2005. During the first 90 days, we implemented restructuring initiatives which should result in gradual improvements in profitability at this business unit during 2006. We remain excited about the prospects of this newly acquired business."

    Conference Call

    A conference call will be held at 11:00 a.m. Eastern time on Tuesday, May 9 and can be accessed by dialing (800) 367-5339 and providing conference code 9035239 or through the investor relations section of The Middleby Corporation Web site at www.middleby.com. A digital replay of the call will be available approximately one half hour after its completion and can be accessed by calling (800) 642-1687 and providing code 9035239. A transcript of the call will also be posted to the company's Web site.

    Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include volatility in earnings resulting from goodwill impairment losses; variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; protection of trademarks, copyrights and other intellectual property; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings.

    The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used for cooking and food preparation in commercial restaurants, institutional kitchens and food processing operations throughout the world. The company's leading equipment brands include Alkar(R), Blodgett(R), Blodgett Combi(R), Blodgett Range(R), CTX(R), MagiKitch'n(R), Middleby Marshall(R), Nu-Vu(R), Pitco Frialator(R), RapidPak(R), Southbend(R), and Toastmaster(R). Middleby's international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice equipment in the global marketplace. Middleby's international manufacturing subsidiary, Middleby Philippines Corporation, is a leading supplier of specialty equipment in the Asian markets.
    For further information about Middleby, visit www.middleby.com.


                       THE MIDDLEBY CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in 000's, Except Per Share Information)
                              (Unaudited)


                                               Three Months Ended

                                          1st Qtr, 2006 1st Qtr, 2005
                                          ------------- --------------
Net sales                                       $96,749       $74,889
Cost of sales                                    61,225        47,817
                                          ------------- --------------

    Gross profit                                 35,524        27,072

Selling & distribution expense                   10,125         8,184
General & administrative expense                 10,251         6,885
                                          ------------- --------------

    Income from operations                       15,148        12,003

Interest expense and deferred
 financing amortization, net                      1,796         1,786

Other (income), net                                 (93)         (203)
                                          ------------- --------------
    Earnings before income taxes                 13,445        10,420

Provision for income taxes                        5,394         4,072
                                          ------------- --------------

    Net earnings                                 $8,051        $6,348
                                          ============= ==============


Net earnings per share:

    Basic                                         $1.06         $0.85
                                          ============= ==============

    Diluted                                       $0.97         $0.79
                                          ============= ==============
Weighted average number shares:

    Basic                                         7,618         7,473
                                          ============= ==============

    Diluted                                       8,268         8,020
                                          ============= ==============


                       THE MIDDLEBY CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                          (Amounts in 000's)
                              (Unaudited)


                                          Apr. 1, 2006  Dec. 31, 2005
                                         -------------- --------------
 ASSETS

Cash and cash equivalents                       $3,510         $3,908
Accounts receivable, net                        41,312         38,552
Inventories, net                                43,260         40,989
Other current assets                             4,121          4,513
Prepaid taxes                                      323          3,354
Deferred tax assets                             11,342         10,319
                                         -------------- --------------
    Total current assets                       103,868        101,635

Property, plant and equipment, net              24,938         25,331

Goodwill                                        98,757         98,757
Other intangibles                               35,196         35,498
Other assets                                     2,924          2,697
                                         -------------- --------------

    Total assets                              $265,683       $263,918
                                         ============== ==============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt           $14,405        $13,780
Accounts payable                                20,809         17,576
Accrued expenses                                51,637         62,689
                                         -------------- --------------
    Total current liabilities                   86,851         94,045

Long-term debt                                 106,135        107,815
Long-term deferred tax liability                 9,509          8,207
Other non-current liabilities                    5,702          5,351

Shareholders' equity                            57,486         48,500
                                         -------------- --------------

    Total liabilities and shareholders'
     equity                                   $265,683       $263,918
                                         ============== ==============

    CONTACT: The Middleby Corporation
             Darcy Bretz, 847-429-7756
             Timothy FitzGerald, 847-429-7744